EXHIBIT 10.17

SCHEDULE OF SUBSTANTIALLY IDENTICAL EMPLOYMENT AGREEMENTS OF NAMED EXECUTIVE OFFICERS

          (a)     Timothy A. Dawson has entered into an Employment Agreement with the Company that is substantially identical to the Employment Agreement included as Exhibit 10.13 to the Company's Annual Report on Form 10-K, as amended by that certain First Amendment, dated as of April 30, 2003, included as Exhibit 10.17 to this Form 10-Q, and that differs only with respect to the name of the person on the Agreement and the effective date of the Severance Agreement amended, restated and superseded by the Employment Agreement.

          (b)     C.E. McCraw and Robert E. Jones have entered into an Employment Agreement with the Company that is substantially identical to the Employment Agreement included as Exhibit 10.13 to the Company's Annual Report on Form 10-K by that certain First Amendment, dated as of April 30, 2003, included as Exhibit 10.17 to this Form 10-Q, and that differs only with respect to the name of the person on the Agreement and with respect to Section 3.e.(vii) thereof which states as follows:

"(vii) the Company will, at its own expense and until the earlier of Executive's 65th birthday and the tenth anniversary of the Termination Date, provide Executive with life insurance, disability and accidental death and dismemberment benefits at the highest level provided to Executive since the Effective Date hereof, provided that Executive has executed and delivered to the Company (and not revoked) the Release;"

          (c)     William L. Smith has entered into an Employment Agreement with the Company that is substantially identical to the Employment Agreement included as Exhibit 10.13 to the Company's Annual Report on Form 10-K, as amended by that certain First Amendment, dated as of April 30, 2003, included as Exhibit 10.17 to this Form 10-Q, and that differs only with respect to the name of the person on the Agreement and with respect to the following Sections: 2(a) - no Change of Control benefit; 2(c) - the Named Executive Officer will only devote partial time to the Company and may engage in the private practice of law; 2(e) - the Named Executive Officer is not entitled to vacation benefits; 3(b) - termination benefits limited to accrued unpaid salary except as otherwise required by law; 3(c) - termination benefits limited to unpaid salary for the remainder of the term; 3(d)-(h), 4-5, 7 - not applicable; Schedule A - Employment Term ends December 31, 2003.